Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-171806

Product Supplement No. STR-1 (To Prospectus dated January 28, 2011 and Prospectus Supplement dated January 28, 2011) August 13, 2012

Strategic Accelerated Redemption Securities®

●	Strategic Accelerated Redemption Securities® (the “notes”) are unsecured senior notes issued by Royal Bank of Canada. The notes are not principal protected, and you may lose some or all of your investment. Payment of the Call Amount (as defined below) or payment of the Redemption Amount (as defined below) at maturity, as applicable, is subject to our credit risk. Unless otherwise set forth in the applicable term sheet (as defined below), we will not pay interest on the notes.

●	This product supplement describes the general terms of the notes and the general manner in which they may be offered and sold. For each offering of the notes, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

●	The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more exchange traded funds, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, or interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

●	The notes will be automatically called if the Observation Level (as defined below) of the applicable Market Measure on any Observation Date (as defined below) is greater than or equal to the applicable Call Level (as defined below) for that Observation Date, all as set forth in the applicable term sheet. If the notes are called, you will receive a cash payment for each unit of notes (the “Call Amount”) that will be set forth in the applicable term sheet. If your notes are “bear notes,” which would be specified in the applicable term sheet, your notes will be called if the Observation Level of the applicable Market Measure on any Observation Date is less than or equal to the applicable Call Level for that Observation Date. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “the notes” shall be deemed to include a reference to bear notes.

●	At maturity, if the notes have not been called, you will receive a cash payment per unit (the “Redemption Amount”) based on the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement.

● If the Ending Value is greater than or equal to (or, in the case of bear notes, less than or equal to) the “Threshold Value” specified in the applicable term sheet, you will receive the Original Offering Price (as defined below). We will determine the Threshold Value on the pricing date of the notes, which will be the date the notes are priced for initial sale to the public.

● If the Ending Value is less than (or, in the case of bear notes, greater than) the Threshold Value, you will lose a percentage of the principal amount of your notes based on the percentage decline (or, in the case of bear notes, percentage increase) in the value of the Market Measure in excess of the Threshold Value, from the Starting Value to the Ending Value, multiplied by a “Leverage Factor” specified in the applicable term sheet. The applicable Leverage Factor may be 100%.

●	The notes will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). The term sheet may also set forth a minimum number of units that you must purchase.

●	If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

●	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and one or more of its affiliates may act as our agents to offer the notes.

The notes are unsecured and are not savings accounts or insured deposits of a bank.  The notes are not insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”), or any other Canadian or U.S. governmental agency or instrumentality.  Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-10.  You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus.  Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

Strategic Accelerated Redemption Securities® is a registered service mark of Bank of America Corporation, the parent corporation of MLPF&S.

In this product supplement, when we refer to the “notes,” including your notes, we mean the notes described in this product supplement.  Also, references to the “prospectus” mean our prospectus, dated January 28, 2011, as supplemented by our prospectus supplement, dated January 28, 2011.  References to the “term sheet” or the “applicable term sheet” mean the term sheet that describes the specific terms of your notes.

THE NOTES ARE PART OF A SERIES

The notes, including your notes, are part of a series of senior debt securities entitled “Senior Global Medium Term Notes, Series E,” that we may issue under our senior indenture, dated as of October 23, 2003, as it has been and may be amended from time to time, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (the “senior indenture”).  This product supplement summarizes financial and other terms that apply generally to the notes, including your notes.  We describe terms that apply generally to all Series E medium-term notes in “Description of the Notes We May Offer” in the accompanying prospectus supplement.  The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

SPECIFIC TERMS WILL BE DESCRIBED IN A TERM SHEET

The specific terms of your notes will be described in the applicable term sheet accompanying this product supplement.  The terms described there supplement those described here and in the accompanying prospectus and prospectus supplement.  If the terms described in the applicable term sheet are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the applicable term sheet are controlling.

SUMMARY

This product supplement relates only to the notes and does not relate to any underlying asset that comprises the Market Measure described in any term sheet.  This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the notes.  You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes.  In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you.  If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents.  However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet and any applicable index supplement.  You should rely only on the information contained in those documents.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.  You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any applicable index supplement, is accurate only as of the date on their respective front covers.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to Royal Bank of Canada.

What are the notes?

The notes are senior debt securities issued by Royal Bank of Canada, and are not guaranteed or insured by the Canada Deposit Insurance Corporation or the FDIC, or secured by collateral.  The notes will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and payment of the Call Amount or payment of the Redemption Amount at maturity, as applicable, is subject to our credit risk.  Each series of the notes will mature on the date set forth in the applicable term sheet, unless we call the notes on an earlier date, as described in this product supplement and in the applicable term sheet.  The notes are not principal protected, and you may lose some or all of your investment depending upon the performance of the Market Measure.

The notes are designed for investors who seek an early exit prior to maturity at a premium if the value of the applicable Market Measure is at or above (or, in the case of bear notes, at or below) its applicable Call Level on the relevant Observation Date.  You must be willing to lose some or all of your principal if the notes are not called prior to their maturity, and the applicable Market Measure has declined below (or, in the case of bear notes, has increased above) the Threshold Value on the final Observation Date shortly before the maturity date.  The notes may or may not pay periodic interest.  Unless specified in the applicable term sheet, your notes will not pay interest.  You must be willing to forgo interest payments on your investment (such as fixed or floating interest rates paid on conventional non-callable debt securities) if the notes are non-interest bearing, accept a return that will not exceed the Call Amount, and bear the risk of loss of all or substantially all of your investment.  You should also be aware that the automatic call feature may shorten the term of an investment in the notes, and you must be willing to accept that your notes may be called on any Observation Date.  The Call Level, Observation Dates, Threshold Value, and Call Amount will be set forth in the applicable term sheet.

Are the notes equity or debt securities?

The notes are our senior debt securities and are not secured by collateral.  However, the notes will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and they are not principal protected. Unless otherwise specified in the applicable term sheet, you will not receive interest payments.

If the notes are called prior to the maturity date, the total cash amount that you will receive as payment on the notes will equal the Call Amount specified in the applicable term sheet.  If the notes are not called prior to the maturity date, at maturity you may receive an amount that is less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the notes. We describe below how this amount at maturity is determined.

Will you receive interest on the notes?

Unless otherwise specified in the applicable term sheet, you will not receive any interest payments on the notes.  If the applicable term sheet provides for the payment of interest on the notes, the applicable term sheet will indicate the relevant terms on which you will receive interest payments.  See “Description of the Notes—Interest.”

Is it possible for you to lose some or all of your investment in the notes?

Yes.  Unless the applicable term sheet provides for the payment of interest on the notes, you will earn a positive return on your notes only if they are automatically called prior to their maturity date, as described in this product supplement and the applicable term sheet.  If your notes are not called prior to maturity, your investment in the notes will not yield a positive return.

Further, if the Ending Value is less than (or, in the case of bear notes, greater than) the applicable Threshold Value on the final Observation Date shortly before the maturity date, then you will receive at maturity a cash amount that is less than the Original Offering Price of your notes.

As a result, you may lose all or a substantial portion of the amount that you invested to purchase the notes.  Further, if you sell the notes prior to maturity, you may find that the market value per unit is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

●	U.S. broad-based equity indices;

●	U.S. sector or style-based equity indices;

●	non-U.S. or global equity indices;

●	commodity-based indices;

●	exchange traded funds;

●	the value of one or more commodities, equity securities, or other assets;

●	any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, or interest rate; or

●	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing.  We refer to each component included in any Basket as a “Basket Component.”  If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure.  However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your notes.

Under what circumstances will the notes be called?

The notes will automatically be called on an Observation Date if the Observation Level of the Market Measure on that Observation Date is greater than or equal to (or, in the case of bear notes, is less than or equal to) the applicable Call Level set forth in the applicable term sheet.

What will you receive if we call the notes?

If your notes are called, you will receive the Call Amount applicable to such Observation Date.  The Call Amount will be equal to the Original Offering Price per unit plus the Call Premium.  The “Call Premium” will be a percentage of the Original Offering Price that will be set forth in the applicable term sheet.  If the notes are automatically called on an Observation Date other than the final Observation Date, we will redeem each note and pay the applicable Call Amount on the fifth Banking Business Day (as defined below) after the applicable Observation Date, subject to postponement as described in the section entitled “Description of the Notes—Automatic Call.”  If the Notes are called on the final Observation Date, we will redeem each Note and pay the Call Amount on the maturity date.

How is the Redemption Amount calculated?

If your notes are not called, then at maturity, subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars.  The Redemption Amount will be calculated as follows:

●	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

●	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

In the case of bear notes, the Redemption Amount will be calculated as follows:

●	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

●	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

The “Threshold Value” will represent a percentage of the Starting Value, and will be determined on the pricing date and set forth in the applicable term sheet.  If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for each note will be less than the Original Offering Price if there is any decrease (or, in the case of bear notes, increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Leverage Factor” represents a percentage of any decline (or, in the case of bear notes, an increase) beyond the Threshold Value that will be reflected in the Redemption Amount, and will be set forth in the applicable term sheet. Unless otherwise set forth in the applicable term sheet, the Leverage Factor will equal 100%.

How will the Starting Value, Ending Value, and Observation Level be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be:

●	as to Market Measures other than exchange traded funds, the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet) as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value in the manner set forth in the section “Description of the Notes—Determining the Observation Level, the Starting Value, and the Ending Value”; and

• as to exchange traded fund Market Measures, the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”), so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights.  The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.  See “Description of the Notes—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will be:

● as to Market Measures other than exchange traded funds, the closing value of the Market Measure on the final Observation Date; and

● as to exchange traded fund Market Measures, the Closing Market Price (as defined below) of the Market Measure on the final Observation Date multiplied by the Price Multiplier (as defined below).

Unless otherwise specified in the applicable term sheet, the “Observation Level” will be:

● as to Market Measures other than exchange traded funds, the closing value of the Market Measure on any Observation Date; and

● as to exchange traded fund Market Measures, the Closing Market Price of the Market Measure on any Observation Date multiplied by the Price Multiplier.

See “Description of the Notes—Determining the Observation Level, the Starting Value, and the Ending Value.”

Is the return on the notes limited in any way?

Yes. Unless the applicable term sheet provides for the payment of interest on the notes, you will only receive a positive return on the notes if your notes are called. Even if the notes are called, unless otherwise provided in the applicable term sheet, your return on the notes will be limited to the Original Offering Price plus the applicable Call Premium. As a result, your participation in any upside potential (or, in the case of bear notes, downside potential) of the Market Measure underlying your notes will not be greater than the Call Premium. Each term sheet will set forth examples of hypothetical Ending Values, Call Levels, and Threshold Values, that demonstrate the impact of the call feature on your notes.

Who will determine the amounts payable on the notes?

The calculation agent will make all the calculations associated with the notes, such as determining the Observation Level, the Starting Value, the Ending Value, the Threshold Value, the Call Level, Call Amount, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint MLPF&S, one of its affiliates, or another entity, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No.  An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure (including exchange traded fund Market Measures), or in any commodity or futures contract for a commodity included in a commodity-based Market Measure.  Even where the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure.  The notes will be payable only in U.S. dollars.

Who are the agents for the notes?

MLPF&S and one or more of its affiliates will act as our agents in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold.  None of the agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase the notes.  You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

We have registered the notes with the SEC in the United States.  However, we will not register the notes for public distribution in any jurisdiction other than the United States.  The agents may solicit offers to purchase the notes from non-U.S. investors only in reliance on available private placement exemptions.  With respect to each note, restrictions on sales to investors outside the United States may be set forth in a private offering supplement to the applicable term sheet.

Will the notes be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes.  An investment in the notes is subject to risk.  The notes are not principal protected, and you may lose some or all of your investment.  Please refer to the section entitled “Risk Factors” beginning on the following page of this product supplement and page 1 of the prospectus supplement.  If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully, together with the other risk factors referenced above, before purchasing any notes.

RISK FACTORS

Your investment in the notes entails significant risks, many of which differ from those of a conventional debt security.  Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances.  The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

General Risks Relating to the Notes

If the notes are not called, your investment may result in a loss; you may not receive a return of some or all of your principal.  The notes differ from ordinary debt securities in that we will not pay you a fixed amount at maturity.  Our payout to you will depend on whether your notes are called prior to the maturity date, and the direction of and percentage change in the value of the Market Measure on the relevant Observation Dates.  If your notes are not called, you will receive on the maturity date a Redemption Amount that may be less than or equal to, but will not be greater than, the Original Offering Price of your notes.  As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment.

If your notes are not called, and the Ending Value is below (or, in the case of bear notes, above) the Threshold Value on the final Observation Date, the Redemption Amount will be reduced by an amount equal to the percentage decrease below the Threshold Value (or, in the case of bear notes, the percentage increase above the Threshold Value) relative to the Starting Value, multiplied by the Leverage Factor.  As a result, you may receive less, and possibly substantially less, than the Original Offering Price.  If the Leverage Factor is greater than 100%, you will lose a greater portion of your principal amount for each percentage that the Ending Value is less than the Threshold Value, but in no circumstances will you lose more than your entire investment in the notes.

Your return, if any, is limited to the Call Premium plus any interest paid on the notes.  If the Observation Level of the Market Measure on any of the Observation Dates is greater than or equal to (or, in the case of bear notes, less than or equal to) the Call Level, the notes will be automatically called by us on that Observation Date.  If the notes are automatically called, the amount payable on the notes will be the Call Amount, which is equal to the Original Offering Price plus the Call Premium applicable to the relevant Observation Date on which the notes are called (in addition to any accrued and unpaid interest in the case of interest bearing notes), regardless of the appreciation (or, in the case of bear notes, depreciation) of the Market Measure.  In other words, unless the applicable term sheet provides that we will pay interest on your notes, your return is capped at the Call Premium.

Your yield may be less than the yield on a conventional debt security of comparable maturity.  Any yield that you receive on the notes, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date.  As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure.  Your return on the notes, if any, will not exceed the applicable Call Amount plus any interest paid on the notes.  In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of the Market Measure or those components.  Similarly, in the case of bear notes, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the value of the Market Measure or those components.

Your return on the notes, if any, will not reflect the return you would realize if you actually owned those securities underlying the Market Measure or, in the case of exchange traded funds, the shares of the fund themselves, and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Observation Level on various Observation Dates, and the Ending Value, will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen.  In such instances, if the value of that currency increases against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices.  In the case of bear notes, you may not receive the benefit of any decreases in the value of the applicable currency.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes.  The notes are our senior unsecured debt securities.  As a result, your receipt of the amount payable to you upon an automatic call of the notes or at maturity is dependent upon our ability to repay our obligations on the applicable redemption date or the maturity date.  This will be the case even if the value of the Market Measure increases (or, in the case of bear notes, decreases) after the pricing date.  No assurance can be given as to what our financial condition will be on the applicable redemption date or maturity date. If we default upon our financial obligations, you may not receive the amounts owed to you under the terms of the notes.

In addition, changes in our perceived creditworthiness, which may include actual or anticipated changes in our credit ratings, prior to the maturity date may affect the market value of the notes.  However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, a positive market view of our creditworthiness will not reduce the other investment risks related to the notes.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure.  In the ordinary course of their businesses, we, the agents, and our respective affiliates may have expressed views on expected movements in a Market Measure, the components of a Market Measure, or an index underlying an exchange traded fund Market Measure (the “Underlying Index”), as the case may be, and may do so in the future.  These views or reports may be communicated to our clients and clients of these entities.  However, these views are subject to change from time to time.  Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from our views and the views of these entities.  For these reasons, you are encouraged to derive information concerning a Market Measure, its components, and any applicable Underlying Index from multiple sources, and you should not rely on our views or the views expressed by these entities.

The costs of developing, hedging, and distributing the notes are reflected in the initial purchase price, and will not be reflected in secondary market prices.  In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account.  Among these factors are certain fees and costs associated with creating, hedging, and offering the notes.  In structuring the economic terms of the notes, we consider, among other things, these fees and costs.  The price, if any, at which you could sell your notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the agent commissions or underwriting discounts paid in respect of the notes and the other fees and costs associated with the notes described above.  The quoted price of any agent or broker dealer, or the listed price in the case of listed notes, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your notes in a secondary market transaction is expected to be lower than the Original Offering Price, and perhaps significantly lower.  This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, the agent commissions or underwriting discounts paid with respect to, and the developing and hedging fees and costs associated with, the notes.

We cannot assure you that a trading market for your notes will ever develop or be maintained.  Unless otherwise set forth in the applicable term sheet, we will not list the notes on any securities exchange.  Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for the entire term of the notes.  We cannot predict how the notes will trade in any secondary market, or whether that market will be liquid or illiquid.  You should be aware that the listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop for the notes, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited.  We anticipate that one or more of the agents will act as a market-maker for the notes that it offers, but none of them is required to do so.  Any such agent may discontinue its market-making activities as to any series of the notes at any time.  To the extent that an agent engages in any market-making activities, it may bid for or offer any series of the notes.  Any price at which the agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs.  These bids, offers, or completed transactions may affect the prices, if any, at which those notes might otherwise trade in the market.

In addition, if at any time the applicable agent were to cease acting as a market-maker as to any series of the notes, it is likely that there would be significantly less liquidity in the secondary market.  In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

The amount that you receive at maturity or upon a call will not be affected by all developments relating to the Market Measure.  The values of the Market Measure during the term of the notes other than on the Observation Dates will not be reflected in the amount that you receive at maturity or upon a call.  The calculation agent will calculate the amount to be paid at maturity or upon a call solely by reference to the value of the Market Measure on the applicable Observation Date.  No other values of the Market Measure will be taken into account.  As a result, your notes may not be called, and you may receive at maturity less than the Original Offering Price of your notes, even if the value of the Market Measure has increased (or in the case of bear notes, decreased) at certain times during their term before decreasing to a value below the applicable Call Level and Threshold Value (or, in the case of bear notes, increasing to a value above the Call Level or Threshold Value) on the applicable Observation Dates.

If the Market Measure to which your notes are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components.   The Market Measure of your notes may consist of a Basket.  In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components.  The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease.  The opposite changes may occur in the case of bear notes. Therefore, in calculating the Market Measure on any Observation Date, increases (or in the case of bear notes, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of bear notes, lesser decreases or increases) in the value of one or more of the other Basket Components.   If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

 The respective publishers of the Market Measures, or the sponsors or publishers of exchange traded fund Market Measures or the Underlying Index (each, a “Market Measure Publisher”), may adjust such Market Measures, any components of a Market Measure, or the Underlying Index in a way that affects its value, and these respective Market Measure Publishers have no obligation to consider your interests.  The Market Measure Publishers can add, delete, or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure or Underlying Index.  You should realize that the change of companies, commodities, or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces.  Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index.  Any of these actions could adversely affect the value of your notes.  In the case of an exchange traded fund Market Measure, this could result in the early redemption of your notes.  See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.”  The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Exchange rate movements may impact the value of the notes. The notes will be denominated in U.S. dollars.  If the value of a Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the amount payable on the notes on the maturity date or upon a call may depend in part on the relevant exchange rates.  If the value of the U.S. dollar increases (or in the case of bear notes, decreases) against the currencies of the Market Measure, its components, or the Underlying Index, the value of the Market Measure, its underlying components, or the Underlying Index may be adversely affected.  In such a case, the value of the applicable Market Measure may not reach the Call Level as of any Observation Date, your notes therefore will not be called, and any Redemption Payment that you receive based upon the Ending Value on the final Observation Date may be less than the Original Offering Price of the notes.

Unless otherwise stated in the applicable term sheet, the payment at maturity, or upon an automatic call of the notes, will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar.  Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the applicable Market Measure and its components, or the Underlying Index, and the United States.  All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price.  Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your notes redeemed prior to maturity.  If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below.  Some of these factors are interrelated in complex ways.  As a result, the effect of any one factor may be offset or magnified by the effect of another factor.  The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure.  Whether or not your notes will be called prior to the maturity date and, if not called, the Redemption Amount, is determined by reference to the value of the Market Measure on the applicable Observation Dates.  Consequently, the market value of the notes at any time generally will depend substantially on the value of the Market Measure.  The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities or commodities of the Market Measure and, in the case of exchange traded fund Market Measures, the components of the Underlying Index, are traded, and the market segments of which these securities or commodities are a part.  Even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable upon an automatic redemption or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Observation Level or Ending Value, as applicable, is determined.  If you sell your notes when the value of the Market Measure is less than, or not sufficiently above the applicable Call Level (or in the case of bear notes is more than, or not sufficiently less than the Call Level), then you may receive less than the Original Offering Price of your notes.  In general, the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, and the reverse will be the case for bear notes.  However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate.  In addition, because the amount payable on the notes upon an automatic redemption will not exceed the applicable Call Amount, we do not expect that the notes will trade in any secondary market above that Call Amount.  Similarly, if the notes are not automatically called on any Observation Date, your return will be limited to the Original Offering Price.

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Volatility of the Market Measure.  Volatility is the term used to describe the size and frequency of market fluctuations.  The volatility of the Market Measure during the term of your notes may vary. Many factors affect market volatility at any given time, and it is impossible to predict market volatility.  For example, the unsettled international market environment of recent times has generally resulted in higher levels of volatility than had existed previously.  Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes.

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Economic and Other Conditions Generally.  The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the notes.  If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of the notes.  In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase.  The level of prevailing interest rates also may affect the U.S. economy and any applicable markets outside of the United States, and, in turn, the value of the Market Measure.  If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or any component, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields.  In general, for an equity-based Market Measure, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase.  We expect that the opposite will be the case for bear notes.

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Exchange Rate Movements and Volatility.  Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”).  An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency.  If the Market Measure of your notes includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your notes.  The amount payable on the notes on the maturity date, and whether your notes will be automatically called on any Observation Date, may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure.  The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure.  If the Market Measure of your notes includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your notes.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of the notes based on a given change in most of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in their term.  However, we expect that the effect on the market value of the notes of a given change in the value of the Market Measure will be greater if it occurs closer to an Observation Date than if it occurs at other points in the term of the notes.

Our purchases and sales, and those of the agents, may affect your return.  We, the agents, and our respective affiliates may from time to time buy or sell the Market Measures, the components of Market Measures or an Underlying Index, or futures or options contracts on Market Measures or components of the Market Measures or an Underlying Index for our own or their own accounts for business reasons.  We also expect to enter into these transactions in connection with hedging our obligations under the notes.  These transactions could affect the value of these components and, in turn, the value of a Market Measure or an Underlying Index in a manner that could be adverse to your investment in the notes.  Any purchases or sales by us, the agents, and our respective affiliates or others on our or their behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure or an Underlying Index.  Temporary increases or decreases in the value of the Market Measure or components of a Market Measure or an Underlying Index may also occur as a result of the purchasing activities of other market participants.  Consequently, the values of such Market Measure or the components of such Market Measure or an Underlying Index may change subsequent to the pricing date of an issue of the notes, affecting the value of the Market Measure and therefore the market value of the notes.

Our trading and hedging activities, and those of the agents, may create conflicts of interest with you.  We, the agents, and our respective affiliates may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf.  We, the agents, and our respective affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes.  We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure.  These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in the notes.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the amounts due under the notes.  We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so.  We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates.  Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Market Measure.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss.

These hedging transactions may be entered into on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under the notes.  These activities could increase (or in the case of bear notes, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of the notes and in connection with the determination of the Ending Value, or upon a call, we, the agents, and our respective affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions.  We, the agents, and our respective affiliates, also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular series of the notes.  We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases.  However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading and hedging activities may present a conflict of interest between your interest in your notes and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management.  These trading activities, if they influence the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Our hedging activities, and those of the agents, may affect your return on the notes and their market value.  We, the agents, and our respective affiliates may engage in hedging activities that may affect the value of the Market Measure.  Accordingly, these hedging activities may increase or decrease the market value of your notes prior to maturity, including on any Observation Date, and the payment that you may receive at maturity.  In addition, we, the agents, and our respective affiliates may purchase or otherwise acquire a long or short position in the notes. We, the agents, and our respective affiliates may hold or resell the notes.  For example, the agents may enter into these transactions in connection with any market making activities in which they engage.  Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your notes prior to maturity, the amount you may receive at maturity, the Redemption Amount, or whether the notes will be called.

The calculation agent will have the authority to make determinations that could affect the value of your notes.  We expect to appoint MLPF&S or one of its affiliates as the calculation agent for the notes and as such it will have discretion in making various determinations that affect your notes.  The exercise of this discretion by the calculation agent could adversely affect the value of your notes and may present the calculation agent with a conflict of interest of the kind described under “—Our trading and hedging activities, and those of the agents, may create conflicts of interest with you” and “—Our hedging activities, and those of the agents, may affect your return at maturity and the market value of the notes” above.

Significant aspects of the tax treatment of the notes are uncertain.  The tax treatment of the notes is uncertain.  We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement.

On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.  Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the notes after the bill was enacted to accrue interest income on a current basis.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

For a more complete discussion of the U.S. federal income tax consequences of an investment in the notes please see “U.S. Federal Income Tax Summary” in this product supplement.  For a discussion of the U.S. federal income tax consequences of investing in any specific offering of the notes, please see the section of the applicable term sheet titled “Summary of U.S. Federal Income Tax Consequences.”  You should consult your tax advisor about your own tax situation.

This product supplement contains a general description of certain Canadian tax considerations relating to the notes. If you are a Non-resident Holder (as that term is defined in “Tax Consequences—Canadian Taxation” in the accompanying prospectus) or if you acquire the notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that may be due under the notes.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your notes are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of those securities.  The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer.  Investing in the notes will not make you a holder of any of the securities represented by the Market Measure.  You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities.  As a result, the return on your notes upon any automatic call or at maturity may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the amount payable to you upon any automatic call or on the maturity date by reference to the Observation Level of the Market Measure on the applicable Observation Date.  Additionally, the values of certain equity based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks.  Your notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets.  The value of equity-based Market Measures that include stocks traded on foreign exchanges is computed by reference to the sales price of such stocks as represented by the exchange on which such stocks are listed or admitted to trade. Therefore, the return on the notes will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC.  Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors, such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

If the Market Measure to which your notes are linked includes stocks traded on foreign exchanges, time zone differences may create discrepancies between the values of those stocks and the value of the notes.  As a result of the time zone difference, if applicable, between the cities where the securities comprising the Market Measure trade and the U.S., there may be discrepancies between the values of those securities and the trading prices of the notes.  Similarly, if your notes are linked to an exchange traded fund, time zone differences between the cities where the securities included in the Underlying Index trade and the cities in which shares of the exchange traded fund are traded may create discrepancies between the values of the relevant underlying securities and the trading prices of the applicable exchange traded fund.  In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. securities remaining unchanged for multiple trading days in the locations where the notes (or any related exchange traded fund) trade.  Conversely, there may be periods in which the foreign securities markets are open, but the securities markets in which the notes (or any related exchange traded fund) trade are closed.

We and the agents do not control any company included in an equity-based Market Measure and, unless otherwise set forth in the applicable term sheet, are not responsible for any disclosure made by any other company.  We, the agents, or our respective affiliates currently, or in the future, may engage in business with companies represented by an equity-based Market Measure, and we, the agents, or our respective affiliates may from time to time own shares of companies included in an equity-based Market Measure. However, none of us, the agents, or any of our respective affiliates have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our respective affiliates are represented by that Market Measure.  In addition, unless otherwise set forth in the applicable term sheet, none of us, the agents, or any of our respective affiliates are responsible for the calculation of any index represented by a Market Measure.  You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any companies included in the Market Measure will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes.  As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the notes.

Our business activities and those of the agents relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you.  We, the agents, and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties.  We, the agents, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes.  Any of these activities may affect the market value of your notes.  None of us, the agents, or our respective affiliates make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations from us, the agents, or our respective affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure.  If the Market Measure to which your notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure.  We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of the notes.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your notes in unforeseeable ways.  Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of the notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of the notes.  The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of the notes.

Notes linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”).  Unlike an investment in notes linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because notes linked to a commodity-based Market Measure will not be interests in a commodity pool, such notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”).  We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets.   A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Traded Fund Market Measures

If the Market Measure to which your notes are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure.  Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund Market Measures, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the notes and the amount payable on the notes, and the investment adviser has no obligation to consider your interests.  The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the amount payable on the notes upon automatic call or on the maturity date and the market value of the notes and before maturity or automatic call.  The amount payable on your notes and its value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your note.  If events such as these occur or if the closing price per share of the Market Measure is not available on an Observation Date, the calculation agent may determine the closing price per share of the Market Measure on such Observation Date; as a result, the calculation agent would determine whether the notes will be called on any Observation Date, and/or the Redemption Amount payable on the maturity date, in a manner it considers appropriate, in its sole discretion.

If the Market Measure to which your notes are linked is an exchange traded fund, the performance of the Market Measure and the performance of the Underlying Index may vary.  Exchange-traded funds are generally designed to track the performance of an underlying equity index. The performance of the Market Measure and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances.  This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period.  Because of this variance, the return on the notes to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which your notes are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the notes.  Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index.  While the notes are linked to the exchange traded fund Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the notes.  Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity based- and commodity-based Market Measures, which you should review before investing in the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from each sale of the notes for the purposes described in the prospectus supplement under “Use of Proceeds.”  In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the agents or their affiliates, involving purchases of securities, commodities, or other assets included in or linked to the Market Measure and/or listed and/or over-the-counter derivative instruments linked to the Market Measure prior to or on the pricing date.  From time to time, we, the agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the agents, and our respective affiliates may:

•	acquire or dispose of the Market Measure or the components of the Market Measure;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Market Measure or the components of the Market Measure; or

•	any combination of the above two.

We, the agents, and our respective affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, the agents, and our respective affiliates may close out our or their hedges on or before any Observation Date, including the final Observation Date.  That step may involve sales or purchases of the Market Measure or over-the-counter derivative instruments linked to the Market Measure.

The hedging activity discussed above may adversely affect the market value of the notes from time to time.  See “Risk Factors – Our trading and hedging activities, and those of the agents, may create conflicts of interest with you” and “—Our hedging activities, and those of the agents, may affect your return at maturity and the market value of the notes” in this product supplement for a discussion of these adverse effects.

DESCRIPTION OF THE NOTES

General

Each series of the notes will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes, Series E” that will be issued under the senior indenture, as amended and supplemented from time to time.  The senior indenture is described more fully in the prospectus and prospectus supplement.  The following description of the notes supplements and, to the extent it is inconsistent, with supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes We May Offer” in the prospectus supplement and “Description of Debt Securities” in the prospectus.  These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of the notes will be set forth in the applicable term sheet. The notes will mature on the date set forth in the applicable term sheet.

Prior to the applicable maturity date, the notes are not repayable at the option of any holder. The notes are not principal protected.

Unless automatically called prior to the maturity date according to their terms, the notes will mature on the date set forth in the applicable term sheet. We cannot otherwise redeem the notes on any earlier date, except as described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.”

The notes are not subject to any sinking fund.  The notes are not subject to the defeasance provisions described in the prospectus under the caption “Description of Debt Securities—Defeasance.”

We will issue the notes in the denominations of whole units, each with a specified Original Offering Price.  The CUSIP number for each series of the notes will be set forth in the applicable term sheet.  You may transfer the notes only in whole units.

Interest

Unless otherwise specified in the applicable term sheet, the notes will not bear interest.  If the notes provide for the payment of interest, the applicable term sheet will set forth the relevant terms on which you will receive interest payments, including, but not limited to, (a) whether the interest rate will be fixed or variable, and if fixed, the rate or rates per annum, (b) the method or basis for determining any variable interest rates, (c) the interest payment dates and record dates, (d) the interest reset dates for variable interest rates, (e) any contingencies relating to such interest becoming payable to holders of the notes, and (f) the business day convention.

Automatic Call

The notes will be called, in whole but not in part, if the Observation Level of the Market Measure on any Observation Date is greater than or equal to (or, in the case of bear notes, less than or equal to) the Call Level set forth in the applicable term sheet.  The “Call Level” is the value of the Market Measure which will trigger an automatic call on an Observation Date.

If the notes are called, for each unit of notes that you own on the relevant Observation Date, we will pay you the Call Amount.  The “Call Amount” will be equal to the Original Offering Price per unit plus the Call Premium per unit.  The “Call Premium” will be a percentage of the Original Offering Price.

The Observation Dates and the related Call Amounts and Call Premium will be specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, if the notes are automatically called on an Observation Date other than the final Observation Date, we will redeem the notes and pay the applicable Call Amount on the fifth Banking Business Day after the applicable Observation Date, subject to postponement as described below.  If the notes are called on the final Observation Date, we will redeem the notes and pay the Call Amount on the maturity date.

Unless otherwise indicated in the applicable term sheet, if an Observation Date (other than a final Observation Date) is not a Market Measure Business Day (as defined below), or a trading day in the case of notes linked to an exchange traded fund, or if there is a Market Disruption Event on such day, the applicable Observation Date will be the immediately succeeding Market Measure Business Day or trading day, as applicable, during which no Market Disruption Event shall have occurred or is continuing; provided that the Observation Level will not be determined on a date later than the tenth scheduled Market Measure Business Day after the scheduled Observation Date, and if such day is not a Market Measure Business Day, or if there is a Market Disruption Event on such date, the calculation agent will determine the Observation Level (or, if not determinable, estimate) in a manner which is considered commercially reasonable under the circumstances on such tenth scheduled Market Measure Business Day.

If the final Observation Date is not a Market Measure Business Day (as defined below) (or in the case of exchange traded fund, a trading day (as defined below)) or if there is a Market Disruption Event on such day, the final Observation Date will be the immediately succeeding Market Measure Business Day (or in the case of an exchange traded fund, the immediately succeeding trading day) during which no Market Disruption Event shall have occurred or is continuing; provided that the closing value of the Market Measure will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that second scheduled Market Measure Business Day.  For commodity-based Market Measures, if a Market Disruption Event occurs and is continuing on the final Observation Date, the value of the Market Measure will be determined using the “Market Disruption Calculation” described below under “—Market Disruption Events—Commodity-Based Market Measures.”

If, due to a Market Disruption Event or otherwise, an Observation Date (other than the final Observation Date) is postponed, the date on which the Call Amount for such Observation Date will be paid, if applicable, will be the fifth Banking Business Day following the Observation Date as postponed, unless otherwise specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Banking Business Day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (the “NASDAQ”), or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

Unless otherwise specified in the applicable term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of  a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Payment at Maturity

If the notes (other than bear notes) are not called prior to the maturity date, then subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount of notes that you hold, denominated in U.S. dollars.  The Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

If the notes are bear notes and they are not called prior to the maturity date, then the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per unit; or

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

The “Threshold Value” represents a percentage of the Starting Value and will be determined on the pricing date and set forth in the applicable term sheet.

The “Leverage Factor” represents a percentage of any decline (or, in the case of bear notes, any increase) beyond the Threshold Value and will be set forth in the applicable term sheet.  Unless otherwise set forth in the applicable term sheet, the Leverage Factor will equal 100%.

Determining the Observation Level, the Starting Value, and the Ending Value

Market Measures Other than Exchange Traded Funds

Unless otherwise specified in the applicable term sheet, the following definitions will apply, except if the Market Measure is an exchange traded fund.

The “Observation Level” will equal the closing value of the Market Measure on any Observation Date.

The “Starting Value” will equal the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet), as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodity indices, and a Market Disruption Event occurs on the pricing date, then the calculation agent will establish the Starting Value as described in the next paragraph.

If the Market Measure is a commodity-based index and a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Level”) and the “Starting Value” using the following procedures:

(1)
With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.
The calculation agent will establish the Initial Market Measure Level on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

b.
The calculation agent will adjust the Initial Market Measure Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component.  In the event that a Market Disruption Event has occurred with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.
The final term sheet will set forth the Initial Market Measure Level, a brief statement of the facts relating to the establishment of the Initial Market Measure Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)
The calculation agent will determine the Initial Market Measure Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure.  The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Market Measure.

The “Ending Value” will equal the closing value of the Market Measure on the final Observation Date.

Exchange Traded Fund Market Measures

Unless otherwise specified in the applicable term sheet, the following definitions will apply if the Market Measure is an exchange traded fund.

The “Observation Level” will equal the Closing Market Price of the Market Measure on any Observation Date multiplied by the Price Multiplier.  The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes.”

The “Starting Value” will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date, as specified in the applicable term sheet.

The “Ending Value” of an exchange traded fund will equal the Closing Market Price of the Market Measure on the final Observation Date multiplied by the Price Multiplier.

The “Closing Market Price” means:

(A)
If the Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Securities Exchange Act of 1934 (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or is quoted on a United States quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the notes):

a.
the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.
if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter-market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other United States quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.
if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other United States quotation medium or inter-dealer quotation system, then the Closing Market Price shall be the arithmetic mean of the bid prices on that day from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session), or if there are no such bids available to the calculation agent, then the Closing Market Price shall be determined by the calculation agent in its sole discretion and reasonable judgment.

(B)
If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other United States quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure, the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)
If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other United States quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes.”

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures other than exchange traded funds, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)
the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)
the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)
a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)
a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)
a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)
if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Unless otherwise set forth in the applicable term sheet, if your notes are linked to a Basket of equity-based Basket Components, and for any Basket Component (an “Observation Date Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled Observation Date or (ii) the calculation agent determines that any scheduled Observation Date is not a Market Measure Business Day (or in the case of an exchange traded fund Basket Component, is not a trading day) by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing value of the Observation Date Affected Basket Component for such non-calculation day, and as a result, the value of the Basket, as follows:

•	The closing value of each Basket Component that is not an Observation Date Affected Basket Component will be its closing value on such non-calculation day.

•
The closing value of the Observation Date Affected Basket Component will equal the closing value of that Basket Component on the first Market Measure Business Day (or in the case of an exchange traded fund Basket Component, trading day) following that non-calculation day on which no Market Disruption Event occurs with respect to that Observation Date Affected Basket Component; provided that the closing value will be determined (or, if not determined, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day (or trading day) prior to the applicable scheduled Call Settlement Date, or, in the case of the final Observation Date, no later than the second scheduled Market Measure Business Day (or trading day) prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that day.

The applicable Observation Date will be deemed to occur after the calculation agent has determined the value of the Basket as provided above.  If, due to a Market Disruption Event or otherwise, an Observation Date (other than the final Observation Date) is postponed, the applicable Call Settlement Date on which the Call Amount for such Observation Date will be paid will be the fifth Banking Business Day following the Observation Date as so postponed.  However, if the final Observation Date is postponed, under no circumstances will the maturity date be postponed.

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)
a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)
the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

(5)
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable notes.

provided that, for any Observation Date, other than the final Observation Date, a Market Disruption Event shall be deemed to occur and, such Observation Date shall be postponed as provided above under “—Automatic Call”, only if such Market Disruption Event, in the sole discretion of the calculation agent, materially interferes with the ability of the calculation agent to obtain a closing value for the Market Measure.

For notes linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the final Observation Date, the Ending Value will be determined by the calculation agent using the following “Market Disruption Calculation”:

(1)
With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the Market Measure value will be based on the exchange published settlement price of each such contract on the final Observation Date.

(2)
With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the Market Measure value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the final Observation Date on which no Market Disruption Event occurs with respect to such contract.  In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure, on the final Observation Date and on each day to and including the second scheduled Market Measure Business Day prior to maturity (the “Cut-Off Date”), the price of such contract used to determine the Ending Value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)
The calculation agent shall determine the Market Measure value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the Market Measure.  The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

Exchange Traded Fund Market Measures

For exchange traded fund Market Measures, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(1)	(A)
the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)
the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)	(A)
the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(B)
the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)	the determination that a scheduled Observation Date is not a trading day by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)
a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)
a decision to permanently discontinue trading in the relevant futures or options contracts related to the Underlying Index (or any successor underlying index) or shares of such Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)
a suspension in trading in a futures or options contract on the Underlying Index (or the underlying index related to the Market Measure) or shares of such Market Measure (or such successor index fund or such other security), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)
subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)
if applicable to Market Measure or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is not an exchange traded fund, or is a combination of the three, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the notes.

 Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes

If the notes are linked to an exchange traded fund (an “Index Fund”), the calculation agent, in its sole discretion, may adjust the Price Multiplier, and hence each Observation Level, the Threshold Value, and the Ending Value, as applicable, if an event described below occurs on or before the final Observation Date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund or a successor index fund (as defined below).  The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect.  Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below.  However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result.  The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Index Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence each Observation Level and the Ending Value, as applicable, as a result of certain events related to the Index Fund or any successor index fund, as applicable, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits.  If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

●	the prior Price Multiplier; and

●
the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends.  If the Index Fund is subject to a (i) stock dividend (i.e., issuance of additional shares of the Index Fund by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) any other distribution of shares of the Index Fund to all holders of record of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

●	the prior Price Multiplier; and

●
the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends.  There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis.  If an Extraordinary Dividend occurs with respect to the Index Fund, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

●	the prior Price Multiplier; and

●
a fraction, the numerator of which is the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

●
in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

●	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive.  A distribution on the shares of the Index Fund described under the sections entitled “—Reorganization Events” and “—Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions.  If the Index Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock (other than shares of the Index Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

●	the prior Price Multiplier; and

●
a fraction, the numerator of which will be the Closing Market Price per share of the Index Fund, and the denominator of which will be the Closing Market Price per share of the Index Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share of the Index Fund.

Reorganization Events

If prior to the maturity date of the notes, the Index Fund, or any successor index fund, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the amount payable on each note or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the notes), and determine the effective date of that adjustment.  If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of the Index Fund.”

Discontinuance of the Index Fund

If the Market Measure to which the notes are linked is an Index Fund, and such Index Fund is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute a Market Measure that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (such exchange traded fund being referred to herein as a “successor index fund”), the Underlying Index or a successor to the Underlying Index.  In such event, the calculation agent will adjust the Price Multiplier, as necessary, such that the substitute Market Measure closely replicates the performance of the Index Fund.

If the Index Fund (or a successor index fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Index Fund (or a successor index fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of such Index Fund (or a successor index fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Index Fund (or a successor index fund).

If a successor index fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for the Index Fund (or such successor index fund) for all purposes of the notes.

Upon any selection by the calculation agent of any successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the notes.  The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Index Fund (or such successor index fund) upon your written request.

If at any time:

●	an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect; or

●
an Index Fund (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price per share of such Index Fund (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of such Index Fund (or such successor index fund) as if those changes or modifications had not been made.  The calculation agent also may determine that no adjustment is required.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Index Fund to which your notes are linked may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth Banking Business Day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the final Observation Date were five Market Measure Business Days prior to the date of acceleration.  Additionally, if the notes are accelerated, you will not be entitled to any Call Premium or any accrued and unpaid interest, in the case of interest bearing notes, that would have accrued had the notes not been accelerated.  Accordingly, in such a case, the amount you will receive on the notes will be limited to the Original Offering Price per unit of the notes.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted.  Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of the notes is linked (other than an exchange traded fund Market Measure), or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the closing value on any Observation Date (and therefore whether a mandatory call has occurred) and/or the Ending Value as described above under “—Payment at Maturity.”  Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice of the selection to be promptly furnished to the trustee, to us, and to the holders of the notes.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

●	the calculation agent does not select a successor market measure; or

●	the successor market measure is not published on an applicable Observation Date,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance.  If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before an applicable Observation Date and the calculation agent determines that no successor market measure is available at that time, then on each day that would otherwise be an Observation Date, until the earlier to occur of:

●	the occurrence of a mandatory call; or

●	the determination of the Ending Value; or

●	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in determining whether a mandatory call has occurred, computing the Call Amount or the Redemption Amount, as applicable, as described in the preceding paragraph as if that day were an Observation Date.  The calculation agent will make available to holders of the notes information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your notes are linked may adversely affect trading in the notes.

Basket Market Measures

If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

●	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

●	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

Equity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any equity-based Basket Component, the calculation agent will establish the closing value of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, based on the closing value of that Basket Component on the first Market Measure Business Day (or in the case of an exchange traded fund Basket Component, the first trading day) following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component.  In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business Day (or in the case of an exchange traded fund Basket Component, the first and second trading day) following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day (or in the case of an exchange traded fund Market Measure, the second scheduled trading day) following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances.  The final term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any equity-based Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Equity-Based Market Measures” (and for purposes of determining whether a Market Disruption Event has occurred as to any exchange traded fund Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Exchange Traded Fund Market Measures”), provided that references to “Market Measure” shall be deemed to be references to “Basket Component.”

Commodity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any commodity-based Basket Component, the calculation agent will establish an initial value for that Basket Component (the “Initial Basket Component Value”), and thus its Component Ratio, using the following procedures:

(1)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Initial Basket Component Value, and thus the Component Ratios, will be based on the exchange published settlement price of each such Unaffected Basket Component Commodity on the pricing date.

(2)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(a)
The calculation agent will establish the Initial Basket Component Value, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement price of each Unaffected Basket Component Commodity and (2) the last exchange published settlement price for each Affected Basket Component Commodity on the pricing date.

(b)
The calculation agent will adjust the Initial Basket Component Value, and thus the Component Ratios, based on the exchange published settlement price of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Basket Component Commodity.  In the event that a Market Disruption Event occurs with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine the Initial Basket Component Value and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c)
The final term sheet will set forth the Initial Basket Component Value, a brief statement of the facts relating to the establishment of the Initial Basket Component Value (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(3)
The calculation agent will determine the Initial Basket Component Value, and thus the Component Ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Basket Component.  The exchange on which a commodity or futures contract, the value of which is tracked by the Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any commodity-based Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Commodity-Based Market Measures,” provided that references to “Market Measure” shall be deemed to be references to “Basket Component.”

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on the applicable Observation Date and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)
The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Observation Level of the Market Measure on any Observation Date, the Threshold Value, the Ending Value, the Price Multiplier, any Market Disruption Events, a successor Market Measure, business days, Market Measure Business Days, trading days, the amounts payable at maturity or upon a call of the notes, and calculations related to the discontinuance of any Market Measure.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of its affiliates as the calculation agent for each series of the notes.  However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary, so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)           with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)         who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of the notes or the receipt of payments thereunder;

(iii)        who presents such notes for payment (where presentation is required, such as if an note is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any note means:

(a)           the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)           if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the senior indenture; or

(iv)        who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For purposes of clause (iii) above, if a note is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences.”

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds.  We will pay the Call Amount or the Redemption Amount, as applicable, in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the senior indenture, with respect to any series of the notes occurs and is continuing, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” calculated as though the date of acceleration were the maturity date of the notes and as though the final Observation Date were five Market Measure Business Days prior to the date of acceleration.  If the notes are accelerated in this manner, you will not be entitled to any Call Premium.  If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your notes plus, if your notes bear interest, an additional amount of contingent interest calculated as if the date of commencement of the proceeding were the maturity date of notes.  In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.  For additional discussion of these matters, please see the discussion in the prospectus under the headings “Description of Debt Securities—Modification and Waiver of the Debt Securities” on page 10 and “—Events of Default” on page 14.

Listing

If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system.  If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval.  We make no representations, however, that your notes will be listed or will remain listed for the entire term of your notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and one or more of its affiliates may act as our agents for any offering of the notes.  The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet.  Each agent will be a party to the distribution agreement described in the “Supplemental Plan of Distribution” on page 27 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the notes sold through its efforts, which will be set forth in the applicable term sheet.  You must have an account with the applicable agent in order to purchase the notes.

No agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase any notes.  You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in market-making transactions for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes  Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Royal Bank of Canada or for any purpose other than that described in the immediately preceding sentence.

SUPPLEMENTAL DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

In the opinion of Norton Rose Canada LLP, our Canadian tax counsel, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) on the notes that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences – Canadian Taxation” in the accompanying prospectus. If any interest paid or credited or deemed to be paid or credited on the notes is to be calculated by reference to a Market Measure which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant term sheet if such notes are offered.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a general description of certain U.S. federal tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding, and disposing of the notes and receiving payments under the notes.  This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after that date. This discussion applies to you only if you hold your notes as capital assets for tax purposes. This section also does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

In addition, this discussion does not apply to notes with an underlying Market Measure other than an equity-based Market Measure, a commodity-based Market Measure, or a combination of the two.  In addition, this discussion does not apply to Bear notes with an underlying Market Measure that is not a broad-based equity index.  The U.S. federal income tax treatment of notes linked to a Market Measure that is not an equity-based Market Measure, a commodity-based Market Measure, or a combination of the two, and of Bear notes with an underlying Market Measure that is not a broad-based equity index will be addressed in the applicable term sheet.  Furthermore, the tax consequences of any particular note depend on its terms. Consequently, except to the extent the applicable term sheet indicates otherwise, you should not rely on the opinions below or this general overview of tax consequences in deciding whether to invest in any notes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of notes and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL, OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

In the opinion of our special tax counsel, Morrison & Foerster LLP, it would be reasonable to treat the notes as pre-paid derivative contracts in respect of the underlying Market Measure.  These opinions assume that the description of the terms of the notes in this product supplement is materially correct.  The terms of the notes will require you and us (in the absence of a statutory, regulatory, administrative, or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes.  In general, your tax basis in your notes will be equal to the price you paid for them. Such gain or loss should generally be short-term capital gain or loss if you have a holding period in respect of your notes of no more than one year, and otherwise should generally be long-term capital gain or loss.  Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. If you are an initial purchaser, your holding period will generally begin on the date after the issue date (i.e., the settlement date) for your notes and will generally include the maturity date or the date on which you sell your notes.

The constructive ownership rules of Section 1260 of the Code could possibly apply to notes that have a term in excess of one year and reference an exchange traded fund or other “pass-thru entity” (as defined in Section 1260(c)(2)).  If your notes were subject to Section 1260, any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the applicable Market Measure on the date that you purchased your notes and sold such reference asset on the date of the sale or maturity of the notes.  Accordingly, if your notes reference a “pass-thru entity,” you should consult your tax advisor about the potential application of Section 1260 of the Code to such notes.

Alternative Treatments.  The Internal Revenue Service has released a notice that may affect the taxation of holders of the notes.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, if issued, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Royal Bank of Canada intends to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.  Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the notes after the bill was enacted to accrue interest income on a current basis.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, if the notes have a term greater than one year, it is possible that the notes could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. If your notes are treated as contingent debt instruments, your adjusted basis in your notes would generally be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale or maturity of your notes would be ordinary income.  Any loss recognized by you upon the sale or maturity of your notes would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter would be capital loss.

If the notes are treated as a contingent debt instrument and you purchase the notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if the notes have a term of one year or less, it is possible that the notes could be treated as short-term contingent debt instruments. There is no statutory, judicial, or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes and you should accordingly consult your tax advisor about this potential alternative treatment of the notes.

If the applicable Market Measure is wholly or partially defined by reference to a commodity futures contract or an index that tracks the value of commodity futures contracts, it is possible that the Internal Revenue Service could assert that Section 1256 of the Code should apply to your notes or a portion of your notes.  If Section 1256 of the Code were to apply to your notes, gain or loss recognized with respect to your notes (or the relevant portion of your notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the notes.  You would also be required to mark your notes (or a portion of your notes) to market at the end of each year (i.e., recognize gain or loss as if the notes or the relevant portion of the notes had been sold for fair market value).  Additionally, if the applicable Market Measure is wholly or partially defined by reference to one or more precious or industrial metals (or an index that includes precious or industrial metals), it is also possible that the Internal Revenue Service could assert that your notes should be treated as wholly or partially giving rise to “collectibles” gain or loss if you hold your notes for more than one year, although we do not believe such a treatment would be appropriate in this case because a sale or exchange of such notes is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects the value of a collectible.  “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your notes should end on the date on which the amount you are entitled to receive upon the maturity of your notes is determined, even though you may not receive any amounts from the issuer in respect of your notes prior to the maturity of your notes.  In such case, if the date on which the amount you are entitled to receive upon the maturity of your notes is determined before the date on which your holding period has been more than one year, you may be treated as having a holding period in respect of your notes that is less than one year even if you receive cash upon the redemption or maturity of your notes at a time that is more than one year after the beginning of your holding period.

Because of the absence of authority regarding the appropriate tax characterization of your notes, other alternative treatments are also possible. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the components of the underlying Market Measure, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the Market Measure, or (iii) any gain or loss that you recognize upon the maturity of the notes should be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterizations and other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances).  A U.S. holder’s net investment income will generally include its interest income and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the notes or a sale of the notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations, or administrative rulings could cause your investment in the notes or a sale of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning, and disposing of the notes.

Backup Withholding and Information Reporting.  In general, if you are a noncorporate U.S. holder, we and other payors may be required to report to the Internal Revenue Service all payments on the notes.  In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your notes before maturity within the United States.

Additionally, backup withholding may apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

Non-U.S. Holders. A non-U.S. holder generally will not be subject to U.S. withholding tax with respect to payments on your notes  provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the notes.  However, a non-U.S. holder may be subject to applicable information reporting requirements, and payments made on the notes may be subject to backup withholding unless the holder complies with certain certification and identification requirements as to the holder’s foreign status.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents, and certain of our respective subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the notes are acquired under an exemption from the prohibited transaction rules.  A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes.  Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA).  However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).  The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles.  This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.